As filed with the Securities and Exchange Commission on September 25, 2009

Registration No. 333-124892

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
TERRA NOSTRA RESOURCES CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	86-0875500
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Two Sound View Drive, Suite 100
Greenwich, CT 06830
(Address of Principal Executive Offices)(ZIP Code)

Year 2005 Employees Stock Option and Stock Award Plan
(Full Title of Plans)

_______________________________
George Kelakos
Chapter 11 Plan Administrator
Two Sound View Drive, Suite 100
Greenwich, CT 06830
Phone: (203) 622-3901
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_______________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

On May 13, 2005, Terra Nostra Resources Corp. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-124892 (the “Registration Statement”), for the sale of 4,000,000 shares of common stock (the “Common Stock”) of the Registrant under the Year 2005 Employees Stock Option and Stock Award Plan.

On July 1, 2009, the United States Bankruptcy Court for the Southern District of New York confirmed a Chapter 11 Plan of Reorganization pursuant to which all of the Registrant’s existing common stock was canceled and terminated (the “Reorganization”).  As a result of the Reorganization, the offering pursuant to the Registration Statement has been terminated, and the Registrant hereby removes from registration the Common Stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Terra Nostra Resources Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Form S-8 and has duly caused this Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 27, 2009.

TERRA NOSTRA RESOURCES CORP.

By:	/s/ George Kelakos____________
George Kelakos
Chapter 11 Plan Administrator

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ George Kelakos________ George Kelakos	Chapter 11 Plan Administrator	August 27, 2009